Exhibit 5.2

Consent of Independent Chartered Accountants

The Board of Directors
Pengrowth Corporation, as Administrator
Pengrowth Energy Trust

We consent to the use of our audit report dated February 25, 2002, incorporated in the Amendment No. 1 to the Registration Statement on the Form F-10 herein, on the consolidated balance sheets of Pengrowth Energy Trust as at December 31, 2001 and 2000 and the consolidated statements of income and distributable income, unitholders’ equity and cash flow for the years then ended.

We consent to the use of our audit report dated February 26, 2001, incorporated in the Amendment No. 1 to the Registration Statement on the Form F-10 herein, on the consolidated balance sheets of Pengrowth Energy Trust as at December 31, 2000 and 1999 and the consolidated statements of income and distributable income, unitholders’ equity and cash flow for the years then ended.

We consent to the use of our audit report dated October 16, 2002 included in the Amendment No. 1 to the Registration Statement on the Form F-10 herein, on the Schedule of Revenue and Expenses associated with the northern British Columbia oil and natural gas assets acquired from the Calpine Canada Natural Gas Partnership by Pengrowth Corporation for each of the years in the three year period ended December 31, 2001.

Signed “KPMG LLP”

Chartered Accountants

Calgary, Canada
October 30, 2002

The Securities Commission or similar regulatory authority in each of the provinces of Canada

Dear Sirs

Pengrowth Energy Trust (the “Trust”)

We refer to the short form prospectus of the Trust dated October 30, 2002 relating to the offering of trust units.

We consent to the use, through incorporation by reference and inclusion in the short form prospectus, of our report dated February 25, 2002 to the unitholders of the Trust on the following financial statements:

Consolidated balance sheets as at December 31, 2001 and 2000;

Consolidated statements of income and distributable income, unitholders’ equity and cash flows for the years ended December 31, 2001 and 2000.

We consent to the use, through incorporation by reference in the short form prospectus, of our report dated February 26, 2001 to the unitholders of the Trust on the following financial statements:

Consolidated balance sheets as at December 2000 and 1999;

Consolidated statements of income and distributable income, unitholders’ equity and cash flows for the years ended December 31, 2000 and 1999.

We report that we have read the short form prospectus and all information specifically incorporated by reference therein and have no reason to believe that there are any misrepresentations in the information contained therein that are derived from the consolidated financial statements upon which we have reported or that is within our knowledge as a result of our audits of such consolidated financial statements.

We also consent to the use in the short form prospectus of our compilation report dated October 30, 2002 to the Board of Directors of Pengrowth Corporation, as Administrator of the Trust, on the compilation of the pro forma consolidated balance sheet of the Trust as at June 30, 2002 and the pro forma combined statement of income and distributable income for the six months ended June 30, 2002 and the year ended December 31, 2001.

The Securities Commission or similar regulatory
authority in each of the provinces of Canada
October 30, 2002

Finally, we consent to the use in the above mentioned short form prospectus of our report dated October 16, 2002 to the Board of Directors of Pengrowth Corporation, as Administrator of the Trust, on the Schedule of Revenue and Expenses associated with the northern British Columbia oil and natural gas assets acquired from the Calpine Canada Natural Gas Partnership by Pengrowth Corporation for each of the years in the three-year period ended December 31, 2001.

This letter is provided solely for the purpose of assisting the securities regulatory authorities to which it is addressed in discharging their responsibilities and should not be used for any other purpose. Any use that a third party makes of this letter, or any reliance or decisions based on it, are the responsibility of such third parties. We accept no responsibility for loss or damages, if any, suffered by any third party as a result of decisions made or actions taken based on this letter.

Yours very truly

Signed “KPMG LLP”

Chartered Accountants

Calgary, Canada October 30, 2002